UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CISO Global, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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CISO GLOBAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 14, 2023

The Annual Meeting of Stockholders of CISO Global, Inc., a Delaware corporation, will be held at 1:00 p.m., local time, on Thursday, December 14, 2023, at 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona, 85251 (the “2023 Annual Meeting”).

The 2023 Annual Meeting will be held for the following purposes:

1.	To elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2023.

3.	To approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of the outstanding shares of our common stock, by a ratio of not less than 1-for-10 shares and not more than 1-for-50 shares, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”).

4.	To approve an adjournment of the meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on November 15, 2023 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible over the Internet, by e-mail, by facsimile, or by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously given your proxy.

Sincerely,

/s/ Debra L. Smith

Debra L. Smith
Secretary
Scottsdale, Arizona
November 27, 2023

CISO GLOBAL, INC.
6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is being solicited on behalf of CISO Global, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on Thursday, December 14, 2023, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona, 85251. If you need directions for the location of the meeting, please call (480) 389-3444.

These proxy solicitation materials were first mailed on or about December 1, 2023 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on December 14, 2023. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2023 Annual Report for the fiscal year ended December 31, 2022, are available at www.onlineproxy.com/CISO.

How the Board of Directors Recommends That You Vote

The Board of Directors recommends that you vote as follows:

●	FOR the election of each of the nominee directors (Proposal One);
●	FOR the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2023 (Proposal Two);
●	FOR the Reverse Stock Split Proposal (Proposal Three); and
●	FOR the Adjournment Proposal (Proposal Four).

Stockholders Entitled to Vote; Record Date; How to Vote

Stockholders of record at the close of business on November 15, 2023, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 180,176,477 shares of our common stock. Each stockholder voting at the meeting, either in person during the meeting or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, on November 15, 2023, your shares were registered directly in your name with our transfer agent, Securities Transfer Corporation, then you are a stockholder of record. As a stockholder of record, you may vote in person during the meeting. Alternatively, you may vote by proxy over the Internet, by mail by using the accompanying proxy card, or by e-mail or facsimile. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the Internet, by mail by filling out and returning the enclosed proxy card, or by e-mail or facsimile as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person during the meeting.

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If, on November 15, 2023, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your proxy. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person during the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

How to Attend the Meeting

You are entitled to attend the meeting only if you were a stockholder of record at the close of business on November 15, 2023, which we have set as the record date, or you hold a valid proxy for the meeting. If, on November 15, 2023, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and you will be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the annual meeting.

Quorum

The presence, in person or by proxy, of the holders of one-third of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast in person during the meeting or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present.

Required Vote

Assuming that a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required for the election of each director nominee, to ratify the appointment of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2023, to approve the Reverse Stock Split Proposal, and to approve the Adjournment Proposal.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2023, the Reverse Stock Split Proposal, and the Adjournment Proposal. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

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Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. Except as provided above under “Broker Non-Votes and Abstentions,” if no specification is indicated, the shares will be voted (1) “for” the election of each of the six director nominees set forth in this proxy statement, (2) “for” the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2023, (3) “for” the Reverse Stock Split Proposal, and (4) “for” the Adjournment Proposal. If any other matter is properly presented at the meeting, the individuals specified in the proxy will vote your shares using their best judgment.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person during the meeting (as provided under “Stockholders Entitled to Vote; Record Date; How to Vote”). Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2023 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this proxy statement.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Nominees

Our second amended and restated by-laws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at six. Our second amended and restated by-laws provide that all directors will hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

A board of six directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position
David G. Jemmett	56	Chief Executive Officer and Chairman of the Board
Debra L. Smith	53	Chief Financial Officer and Director
R. Scott Holbrook (1) (2) (3)	76	Director
Andrew K. McCain (1) (2)	61	Director
Ret. General Robert C. Oaks (3)	87	Director
Ernst M. (KiKi) VanDeWeghe, III (1) (2) (3)	65	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

David G. Jemmett has served as our Chief Executive Officer and as Chairman of the Board of our company since our formation in March 2019. He also founded GenResults in June 2015, which we subsequently acquired in April 2019. From January 2014 to December 2014, Mr. Jemmett served as Chief Executive Officer of NantCloud, LLC, a provider of secure cloud-hosted applications for healthcare customers, and Chief Technology Officer of NantWorks, LLC, a parent company for the “Nant” family of companies. From 2005 to 2013, Mr. Jemmett served as founder and Chief Executive Officer of ClearDATA Networks Corporation, a HIPAA compliant hosting company specializing in healthcare. He has been a guest speaker on CBS, CNN, MSNBC and CSPAN, and has spoken before the U.S. Senate Subcommittee on Telecommunications and Internet Security regarding internet technologies in 1998. We believe Mr. Jemmett is qualified to serve as a director of our company due to his extensive business background, his experience in the cybersecurity industry, and his significant equity ownership in our company.

Debra L. Smith has served as our Chief Financial Officer since June 2021 and as a director of our company since May 2023. Ms. Smith served as our Executive Vice President of Finance and Accounting from February 2021 to June 2021. Prior to joining our company, Ms. Smith served as Executive Vice President of Finance at Arrivia Inc. from January 2020 to February 2021 and Controller and, subsequently, Chief Accounting Officer at BeyondTrust from October 2016 to January 2020. Ms. Smith received a Bachelor of Science degree in Accounting, Summa Cum Laude, from DeVry University and a Master’s degree in Counseling with Honors from Argosy University. We believe Ms. Smith is qualified to serve as a director of our company due to her vast financial and business background in technology companies and her extensive knowledge of our business.

R. Scott Holbrook has served as a director of our company since May 2019. Since 2013, Mr. Holbrook has been a Principal at Mountain Summit Advisors, a specialty firm focused on mergers and acquisitions of primarily healthcare technology and services companies, and a strategic advisor to Health Catalyst, a company focused on data analytics and warehousing primarily in healthcare. He served as the Executive Vice President of Medicity, a population health management company with solutions for health information exchange, business intelligence, and provider and patient engagement, from 2002 to 2013. In 1998, Mr. Holbrook founded KLAS where he remains as a board member. He has served in executive positions at IHC, GTE, Sunquest Information Systems, Integrated Medical Networks and is a founder of Park City Solutions. Mr. Holbrook is a HIMSS Fellow. He holds a Master of Science from Utah State University and a Bachelor of Science from Brigham Young University. We believe Mr. Holbrook is qualified for service as a director of our company as a result of his significant experience in the healthcare technology sector.

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Andrew K. McCain has served as a director of our company since May 2019. He has served as the President and Chief Operating Officer for Hensley Beverage Company since 2014. He is a board member of the Arizona Super Bowl Host Committee, the Arizona 2016 College Football Championship Local Organizing Committee, Chairman of Hensley Employee Foundation, and a Patrons Committee member of United Methodist Outreach Ministries’ New Day Centers. He is past Chairman of the Board of the Fiesta Bowl, past Chairman of the Anheuser-Busch National Wholesaler Advisory Panel, and past Chairman of the Greater Phoenix Chamber of Commerce. Mr. McCain received his Bachelor of Arts in Mathematics in 1984 and an MBA in 1986 from Vanderbilt University. We believe Mr. McCain is qualified for service as a director of our company due to his significant business experience and leadership.

Ret. General Robert C. Oaks has served as a director of our company since May 2019. He is a retired U.S. Air Force general who served as commander in chief of the U.S. Air Forces in Europe, and commander, Allied Air Forces Central Europe, with headquarters at Ramstein Air Base, Germany. He retired as a four-star General and Commander and Chief of U.S. Air Forces Europe and NATO Central Europe in 1994 after serving 34 years. Following his retirement, Ret. General Oaks was employed at U.S. Airways as Senior Vice President from 1994 to 2000. In 2000, Oaks resigned from this position when he was called to serve the LDS Church, where he served until 2009, when he was released as a general authority. He earned a Bachelor of Science degree in Military Science from the U.S. Air Force Academy and a Master’s degree in Business Administration from Ohio State University prior to graduating from the Naval War College. Ret. General Oaks currently serves as the official Liaison for the Church of Jesus Christ to the U.S. Armed Forces. We believe Ret. General Oaks is qualified for service as a director of our company due to his experience with national security issues, including cybersecurity, through his extensive military service.

Ernst M. (Kiki) VanDeWeghe, III has served as a director of our company since May 2021. He has served as the Executive Vice President, Basketball Operations of the National Basketball Association since 2013. Prior to that, Mr. VanDeWeghe was the general manager of the Denver Nuggets and the New Jersey Nets and a head coach of the New Jersey Nets. Prior to that, he played professionally for the Los Angeles Clippers, New York Knicks, Portland Trail Blazers, and Denver Nuggets. Mr. VanDeWeghe attended UCLA where he received a degree in Economics. We believe Mr. VanDeWeghe is qualified for service as a director of our company due to his business acumen and experience as an organizational leader.

There are no family relationships among any of our directors and executive officers.

Our Board of Directors recommends a vote “for” EACH OF the nominees listed ABOVE.

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CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Holbrook, McCain, Oaks, and VanDeWeghe are independent directors, as “independence” is defined by the listing standards of The Nasdaq Stock Market (“Nasdaq”) and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Mr. Jemmett and Ms. Smith are employee directors.

Committee Charters and Code of Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted a Code of Ethics and Business Conduct. We post on our website, at www.ciso.inc, the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees; Code of Ethics and Business Conduct and any amendments or waivers thereto; and any other corporate governance materials specified by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at the address of our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management.

Board Committees

Our second amended and restated by-laws authorize our Board of Directors to designate from among its members one or more committees. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the listing standards of Nasdaq and by the SEC.

Audit Committee

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee has responsibility for, among other things, selecting, retaining, setting the compensation for, and overseeing our independent auditors; approving all audit and non-audit services to be performed by our independent auditors; facilitating communication among our independent auditors and our financial and senior management; and risk management.

The Audit Committee currently consists of Messrs. McCain, Holbrook, and VanDeWeghe. Mr. McCain chairs the Audit Committee. Sandra Morgan previously served on the Audit Committee during a portion of fiscal 2022 but resigned from our Board of Directors in March 2022. Our Board of Directors has determined that each of Messrs. McCain and Holbrook, whose backgrounds are described above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

Compensation Committee

The purpose of the Compensation Committee is to review and determine executive compensation. The Compensation Committee has responsibility for, among other things, evaluating the performance of and determining and approving the compensation for our Chief Executive Officer, reviewing and making recommendations to the Board of Directors regarding the compensation of all other executive officers, reviewing and making recommendations to the Board of Directors regarding incentive compensation plans and equity-based plans and administering such plans, reviewing and recommending to the Board of Directors regarding the compensation of director. Certain of our executive officers may occasionally attend the meetings of the Compensation Committee. However, no officer of our company is present during discussions or deliberations regarding that officer’s own compensation.

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The Compensation Committee currently consists of Messrs. Holbrook, McCain, and VanDeWeghe. Mr. Holbrook chairs the Compensation Committee.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to carry out the responsibilities delegated by the Board of Directors relating to the our director nominations process and develop and maintain our corporate governance policies and any related matters required by the federal securities laws. The Nominating and Corporate Governance Committee has responsibility for, among other things, making recommendations to the Board of Directors regarding the selection and approval of nominees for director, developing and recommending to the Board a set of corporate governance guidelines applicable to our company, overseeing our corporate governance practices and procedures, and conducting annual Board of Director and committee evaluations.

The Nominating and Corporate Governance Committee currently consists of Messrs. VanDeWeghe, Holbrook, and Oaks. Mr. VanDeWeghe chairs the Nominating and Corporate Governance Committee. Sandra Morgan previously served on the Nominating and Corporate Governance Committee during a portion of fiscal 2022 but resigned from our Board of Directors in March 2022.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, debt and equity placements, and product introductions.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Our Audit Committee oversees our financial and reporting processes and the audit of our financial statements and provides assistance to our Board of Directors with respect to the oversight and integrity of our financial statements, our compliance with legal and regulatory matters, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominating and Corporate Governance Committee oversees governance related risk, such as Board independence and management and succession planning.

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Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.

Board Diversity Matrix (As of November 15, 2023)
Board Size:
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. We support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. At this time, our Chief Executive Officer also serves as the Chairman of our Board of Directors. Our Board of Directors believes that combining the positions of Chairman and Chief Executive Officer provides an efficient and effective leadership model, including clarity of leadership, effective decision-making, and a firm link between management and the Board of Directors. Our Board of Directors also believes that the Chief Executive Officer’s extensive understanding of our business and operations and his years of experience with our company and in the industry make him well-positioned to lead Board discussions of important matters affecting our business.

Director and Officer Prohibited Trading Activities

We have a policy prohibiting our directors and officers, including our executive officers, and any family member residing in the same household, from engaging in certain short-term or speculative transactions involving our securities, including trading in our securities on a short-term basis (where shares purchased in the open market are held for less than six months); short sales; margining; transactions in straddles, collars, or other similar risk reduction or hedging devices; and transactions in publicly traded options.

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Clawback Policy

In November 2023, we adopted an executive officer clawback policy in accordance with SEC regulations promulgated to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules adopted by Nasdaq, pursuant which covered persons will be required to repay or return erroneously-awarded compensation to our company.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2022, Messrs. Holbrook, McCain, and VanDeWeghe served on the Compensation Committee. None of these individuals had any material contractual or other relationships with us during such fiscal year except as directors. During our fiscal year ended December 31, 2022, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of our Board of Directors or Compensation Committee.

Board and Committee Meetings

Our Board of Directors held a total of six meetings during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Nominating and Corporate Governance Committee held one meeting. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member.

Annual Meeting Attendance

We encourage each of our directors to attend our annual meeting of stockholders. To that end, and to the extent reasonably practicable, we will schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various Board committees, by submitting a letter addressed to the Board of Directors of CISO Global, Inc., c/o any specified individual director or directors, at the address of our executive offices set forth in this proxy statement. Any such letters will be sent to the indicated directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the years ended December 31, 2022 and 2021 to our Chief Executive Officer, our next three most highly compensated executive officers who were serving as executive officers on December 31, 2022, and one additional individual who served as an executive officer during the year ended December 31, 2022 but was not serving as an executive officer on December 31, 2022 (collectively, our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David G. Jemmett	2022	250,000	116,651	-	-	-	-	225	366,876
Chief Executive Officer	2021	250,000	90,213	-	-	-	-	-	340,213

Debra L. Smith	2022	200,000	60,500	-	892,200	-	-	225	1,152,925
Chief Financial Officer (2)	2021	183,333	55,000	-	532,611	-	-	-	770,944

Ashley N. Devoto	2022	175,781	100,000	-	1,784,400	-	-	225	2,060,406
Former President and Chief Information Security Officer (3)	2021	-	-	-	-	-	-	-	-

David A. Bennett	2022	208,426	150,000	-	3,568,800	-	-	225	3,927,451
Former Chief Operating Officer (4)	2021	-	-	-	-	-	-	-	-

Bryce P. Hancock	2022	37,500	-	-	3,489,562	-	-	-	3,527,062
Former President and Chief Operating Officer (5)	2021	225,000	-	-	-	-	-	-	225,000

(1)	The amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive officer, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

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(2)	Ms. Smith was appointed to serve as our Vice President of Finance on February 1, 2021 and as our Chief Financial Officer on June 18, 2021.

(3)	Ms. Devoto was appointed to serve as our Chief Information Security Officer on January 17, 2022 and as our President on August 8, 2022. Ms. Devoto resigned from our company on July 27, 2023.

(4)	Mr. Bennett was appointed to serve as our Chief Operating Officer on February 22, 2022. Mr. Bennett separated from our company on March 30, 2023.

(5)	Mr. Hancock resigned on February 15, 2022.

Outstanding Equity Awards as of December 31, 2022

The following table summarizes the outstanding equity awards held by each named executive officer as of December 31, 2022.

Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

David G. Jemmett	-	-	-	-	-

Debra L. Smith	February 1, 2021 (1)	295,833	500,000	2.00	February 1, 2026
	December 31, 2021 (2)	1,250	5,000	5.00	December 31, 2031
	January 14, 2022 (1) (5)	-	500,000	3.02	January 14, 2032

Ashley N. Devoto	January 17, 2022 (2) (5)	-	1,000,000	3.02	January 17, 2032

David A. Bennett	February 28, 2022 (2) (5)	-	1,000,000	3.02	February 28, 2032
	February 28, 2022 (3) (5)	-	500,000	3.02	February 28, 2032
	February 28, 2022 (4) (5)	-	500,000	3.02	February 28, 2032

Bryce P. Hancock	January 14, 2022	-	-	2.00	February 28, 2022
	December 15, 2020	1,075,000	-	2.00	December 15, 2025

(1)	30% of the shares underlying this option vested at the one-year anniversary from the grant date with the remainder vesting in 24 equal installments on the last day of each month thereafter.

(2)	25% of the shares underlying this option vested on the one-year anniversary of the grant date with the remainder vesting monthly over the subsequent 36-month period.

(3)	25% of the shares underlying this option vested on the eighteen-month anniversary of the grant date with the remainder vesting monthly over the subsequent 36-month period.

(4)	25% of the shares underlying this option vested on the two-year anniversary of the grant date with the remainder vesting monthly over the subsequent 36-month period.

(5)	On August 22, 2022, we repriced these option grants to reflect an exercise price equal to the fair value of our common stock. Vesting provisions of these option grant remained on the same terms as the original option grant.

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Retirement Plans

For fiscal 2022, we did not offer any retirement or defined benefit pension plans to any of our executive officers.

Employment Agreements with our Named Executive Officers

David G. Jemmett

On September 30, 2019, we entered into an employment agreement with Mr. Jemmett to serve as our Chief Executive Officer (the “Jemmett Employment Agreement”). The Jemmett Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Jemmett Employment Agreement, Mr. Jemmett earned an initial annual base salary of $225,000, which was increased to an annual base salary of $250,000 upon our common stock becoming quoted on the OTC Markets, and which may be increased thereafter from time to time at the discretion of the Board of Directors. Mr. Jemmett’s base salary may be increased in accordance with our normal compensation and performance review policies. He is entitled to receive a discretionary annual bonus of up to 100% of his annual base salary, at the discretion of our Board of Directors, based on performance and our objectives. Subject to approval by our Board of Directors, Mr. Jemmett is entitled to stock options under our 2019 Equity Incentive Plan. The stock options will vest at 33% on the one-year anniversary of the Jemmett Employment Agreement and the remaining 66% of the options will vest monthly over the next 12 months. As of December 31, 2021, our Board of Directors had not approved or granted any stock options to Mr. Jemmett. On July 31, 2021, a bonus of $90,213 was accrued for Mr. Jemmett and subsequently paid on February 15, 2022. Mr. Jemmett is also eligible to participate in our standard benefit plans.

Debra L. Smith

On December 31, 2020, we entered into an employment agreement with Ms. Smith to serve as our Executive Vice President of Finance, effective as of February 1, 2021 (the “Smith Employment Agreement”). Pursuant to the Smith Employment Agreement, Ms. Smith earns an initial base annual salary of $200,000, with an increase upon our listing to a national exchange, subject to approval by our Board of Directors, a guaranteed bonus of $60,000 to be paid quarterly, and an additional $60,000 at the end of each fiscal year at the discretion of our Board of Directors. Ms. Smith is also eligible to participate in our standard benefit plans. On June 18, 2021, we appointed Ms. Smith to serve as Chief Financial Officer. The terms of the original Smith Employment Agreement remained in force.

Ashley N. Devoto

On December 23, 2021, we entered into an employment agreement with Ms. Devoto to serve as our Chief Information Security Officer (the “Devoto Employment Agreement”). The Devoto Employment Agreement was evergreen and could be terminated by either party. Pursuant to the Devoto Employment Agreement, Ms. Devoto earned an initial base annual salary of $225,000, with an increase upon our listing to a national exchange, subject to approval of our Board of Directors, a guaranteed bonus of equal to 20% of base annual salary, an annual bonus up to 100% of base annual salary at the discretion of our Board of Directors, and a sign-on bonus of $100,000. Ms. Devoto was also eligible to participate in our standard benefit plans. On August 8, 2022, we appointed Ms. Devoto to serve as President. Ms. Devoto resigned from our company on July 27, 2023.

David A. Bennett

On February 28, 2022, we entered into an employment agreement with Mr. Bennett to serve as our Chief Operating Officer (the “Bennett Employment Agreement”). The Bennett Employment Agreement was evergreen and could be terminated by either party. Pursuant to the Bennett Employment Agreement, Mr. Bennett received an initial base annual salary of $250,000, which could be increased at the discretion of our Board of Directors, an annual bonus up to 100% of base annual salary at the discretion of our Board of Directors, and a sign-on bonus of $150,000. Mr. Bennett was also eligible to participate in our standard benefit plans. Mr. Bennett separated from our company on March 30, 2023.

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Bryce P. Hancock

On December 14, 2020, we entered into an employment agreement with Mr. Hancock to serve as our Chief Operating Officer (the “Hancock Employment Agreement”). The Hancock Employment Agreement was evergreen and could be terminated by either party. Pursuant to the Hancock Employment Agreement, Mr. Hancock earned an initial base annual salary of $225,000, which could be increased at the discretion of our Board of Directors. Mr. Hancock was also eligible to participate in our standard benefit plans. Mr. Hancock resigned on February 15, 2022.

2019 Equity Incentive Plan

Our 2019 Equity Incentive Plan (the “2019 Plan”) was designed to attract and retain the best available personnel; provide additional incentives to employees, officers, directors, and consultants who provide services to us or our affiliates; and to increase their interest in our welfare and promote the success of our business. Under the plan, we were permitted to grant incentive stock options, non-qualified stock options, and bonus stock awards. Following the effective date of our 2023 Equity Incentive Plan (the “2023 Plan”) in September 2023, we ceased making new grants under the 2019 Plan.

There were outstanding issued but unexercised options to acquire 36,397,521 shares of our common stock at an average exercise price of $2.45 per share under the plan as of December 31, 2022.

2023 Equity Incentive Plan

Our 2023 Plan was adopted by our Board of Directors and approved by our stockholders in August 2020. The 2023 Plan became effective on September 13, 2023. The 2023 Plan was designed to attract, motivate, retain, and reward high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to our company or related entities by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. The material features of the 2023 Plan are outlined below.

Shares available for awards; annual per-person limitations. Under the 2023 Plan, the total number of shares of our common stock (the “Shares”) reserved and available for delivery under the 2023 Plan (“Awards”) at any time during the term of the 2023 Plan will be 40,000,000 Shares plus any Shares remaining available for delivery under the 2019 Plan on the effective date of the 2023 Plan and the number of Shares underlying any award granted under the 2019 Plan that expires, terminates, or is canceled or forfeited under the terms of the 2019 Plan.

If any Shares subject to an Award are forfeited, expire, or otherwise terminate without issuance of such Shares, or is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance, or cash settlement, again be available for delivery with respect to Awards under the 2023 Plan. However, Shares withheld to pay the exercise price and/or applicable tax withholdings with respect to an Award, will not again be available for new grants.

Substitute Awards will not reduce the Shares authorized for delivery under the 2023 Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by us or any subsidiary or with which we or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2023 Plan and will not reduce the Shares authorized for delivery under the 2023 Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of our company or our subsidiaries prior to such acquisition or combination.

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The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of Shares that may be delivered under the 2023 Plan as a result of the exercise of incentive stock options is 40,000,000 Shares, subject to certain adjustments.

The Committee (as defined below) is authorized to adjust the limitations on the number of Shares available for issuance under the 2023 Plan (other than the $100,000 limitation described above with respect to incentive stock option awards) and to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2023 Plan.

The 2023 Plan will serve as the successor to the 2019 Plan. Outstanding awards granted under the 2019 Plan will continue to be governed by the terms of the 2019 Plan but no awards may be made under the 2019 Plan after the effective date of the 2023 Plan.

Eligibility. The persons eligible to receive Awards under the 2023 Plan are the officers, directors, employees, and consultants who provide services to us or any subsidiary. The foregoing notwithstanding, only employees of our company, or any parent corporation or subsidiary corporation of our company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of our company or a subsidiary for purposes of eligibility for participation in the 2023 Plan. As of August 15, 2023, approximately six directors, 445 employees (two of whom are directors), and eight consultants were eligible to participate in the 2023 Plan.

Administration. The 2023 Plan is to be administered by the Compensation Committee of the Board, which we refer to herein as the “Committee.” Subject to the terms of the 2023 Plan, the Committee is authorized to select eligible persons to receive Awards; grant Awards; determine the type, number, and other terms and conditions of, and all other matters relating to, Awards; prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2023 Plan; construe and interpret the 2023 Plan and Award agreements; correct defects; supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2023 Plan. Decisions of the Committee shall be final, conclusive, and binding on all persons or entities, including our company, any subsidiary, or any participant or beneficiary, or any transferee under the 2023 Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock options and stock appreciation rights. The Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of our company or any parent company (“10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

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For purposes of the 2023 Plan, the term “fair market value” means the fair market value of Shares, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding 10 years, and no ISO granted to a 10% owner may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the 2023 Plan to be paid in cash, Shares, other Awards, or other property.

We may grant stock appreciation rights in tandem with options, which we refer to as “Tandem stock appreciation rights,” under the 2023 Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted stock and restricted stock units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder of our company (including voting and dividend rights, subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such dividend is payable), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend equivalents. Subject to the terms of the 2023 Plan, and applicable law, the Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards, or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, shall be deemed to have been reinvested in additional Shares, Awards, or otherwise, or shall be settled upon vesting of such dividend equivalent as specified by the Committee; provided, that in no event shall (i) such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award, and (ii) a participant be entitled to receive Dividend Equivalents in respect of Restricted Stock Units unless specifically provided for in an Award agreement. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus stock and awards in lieu of cash obligations. Subject to the terms of the 2023 Plan, applicable law, and any applicable listing market, the Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of company obligations to pay cash under the 2023 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other stock-based awards. The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

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Performance awards. The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property, including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares, or other property, or any combination thereof, as determined by the Committee.

Other terms of awards. Awards may be settled in the form of cash, Shares, other Awards, or other property in the discretion of the Committee. Subject to the limitations under Section 409A of the Code, the Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2023 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2023 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the 2023 Plan from or through any participant will be subject to all terms and conditions of the 2023 Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Awards under the 2023 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2023 Plan, awards under other company plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, rights, or other awards.

Acceleration of vesting; change in control. In the event of a “change in control” of our company, as defined in the 2023 Plan, (i) any vesting, restrictions, deferral of settlement, and/or forfeiture conditions applicable to an Award will not lapse, and any performance goals and conditions applicable to an Award will not be deemed to have been met, as of the time of the change in control, unless either (i) we are the surviving entity in the change in control and the Award does not continue to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, or (ii) the successor company does not assume or substitute for the applicable Award, as determined in accordance with the 2023 Plan. Notwithstanding anything to the contrary in the 2023 Plan, if either (x) we are the surviving entity in the change in control and the Award does not continue to be outstanding immediately after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, or (y) the successor company or its parent company does not assume or substitute for the applicable Award, as determined in accordance with the 2023 Plan, the applicable Award agreement may provide that any vesting, restrictions, deferral of settlement, and forfeiture conditions applicable to an Award will lapse, and any performance goals and conditions applicable to an Award will be deemed to have been met, as of the time of the change in control. If the Award continues to be outstanding immediately after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with the 2023 Plan, the applicable Award agreement may provide that with respect to each Award held by such participant at the time of the change in control, in the event a participant’s continuous service is terminated without “cause,” as defined in the 2023 Plan, by us or any related entity or by such successor company or by the participant for “good reason,” as defined in the 2023 Plan, within 24 months or less following such change in control, any restrictions, deferral of settlement, and forfeiture conditions applicable to each such Award will lapse, and any performance goals and conditions applicable to each such Award will be deemed to have been met, as of the date on which the participant’s continuous service is terminated.

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Subject to any limitations contained in the 2023 Plan relating to the vesting of Awards in the event of any merger, consolidation, or other reorganization in which our company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the committee may provide for: (i) the continuation of the outstanding Awards by our company, if our company is a surviving entity; (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2023 Plan; (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards; or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2023 Plan and without any requirement that all such participants be treated consistently.

Other adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting our company, any subsidiary or any business unit, or the financial statements of our company or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or (iii) in view of the Committee’s assessment of the business strategy of our company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

Clawback of benefits. The Committee may (i) cause the cancellation or forfeiture of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2023 Plan or otherwise in accordance with any of our company policies that currently exist or that may from time to time be adopted in the future by the Company to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended and along with any rules and regulations promulgated thereunder, and/or applicable stock exchange requirements, which we refer to each as a “clawback policy.” By accepting an Award, a participant is also agreeing to be bound by any clawback policy adopted by us (including any clawback policy amendment to comply with applicable laws or stock exchange requirements).

If the Participant violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of our company, as determined by the Committee, then, (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to us, on demand, all or any portion of the gain realized upon the exercise of any stock option or stock appreciation right and the value realized on the vesting or payment of any other Award.

Amendment and termination. The Board may amend, alter, suspend, discontinue, or terminate the 2023 Plan or the Committee’s authority to grant Awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2023 Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2023 Plan; provided that, except as otherwise permitted by the 2023 Plan or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The 2023 Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the 2023 Plan, (ii) termination of the 2023 Plan by the Board, or (iii) the tenth anniversary of the effective date of the 2023 Plan. Awards outstanding upon expiration of the 2023 Plan will remain in effect until they have been exercised or terminated or have expired.

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Director Compensation

The following table sets forth for each non-employee director certain information concerning their compensation for the year ended December 31, 2022:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R. Scott Holbrook	-	-	-	-	-	-	-
Andrew K. McCain	-	-	-	-	-	-	-
Sandra Morgan (3)	-	-	-	-	-	-	-
Ret. General Robert C. Oaks	-	-	-	-	-	-	-
Stephen Scott (4)	-	-	-	-	-	$138,000	$138,000
Ernest M. (Kiki) VanDeWeghe, III	-	-	-	-	-	-	-

Notes:

(1)	All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board meetings and for participating in our business.

(2)	The amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 10 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)	Ms. Morgan resigned from our Board of Directors on March 15, 2022.

(4)	Mr. Scott received payment of $11,500 per month under the terms of an independent consulting agreement to provide services relating to our strategic and business development, and sales and marketing. Mr. Scott resigned from our Board of Directors on May 10, 2023.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	36,397,521	$2.45	20,213,408

Equity compensation plans not approved by security holders	—	—	—

Total	36,397,521	$2.45	20,213,408

(1)	Consists of the 2019 Plan. The aggregate number of shares of common stock that may be issued pursuant to stock options or bonus stock awards granted under the 2019 Plan shall not exceed 60,000,000 shares. For a description of the 2019 Plan, see Note 10 to our 2022 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee, consisting of three independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable Nasdaq and SEC rules.

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee has responsibility for, among other things, selecting, retaining, setting the compensation for, and overseeing our independent auditors; approving all audit and non-audit services to be performed by our independent auditors; facilitating communication among our independent auditors and our financial and senior management; and risk management. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent registered public accountant. The committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board. This included a discussion of the independent registered public accountant’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the committee concerning independence. The committee also discussed with the independent registered public accountant their independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The committee discussed with the independent registered public accountant the overall scope and plans for its audit. The committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held four meetings during the fiscal year ended December 31, 2022.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

Andrew K. McCain, Chair
R. Scott Holbrook
Ernst M. (Kiki) VanDeWeghe, III

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

During fiscal 2022 and years prior, each of Ms. Smith and Devoto, and Messers. Jemmett, Bennett, Scott, Oaks, Holbrook, McCain, and VanDeWeghe failed to file all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 15, 2023 for (a) the named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of November 15, 2023 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 180,176,477 shares of common stock outstanding on November 15, 2023.

Security Ownership of Certain Beneficial Holders

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent
Jemmett Enterprises, LLC	66,435,000	(2)	36.87%
Stephen H. Scott, Jr.	18,050,000	(3)	10.02%

Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent
David G. Jemmett	69,435,000	(4)	38.54%
Debra L. Smith	783,689	(5)	*
Ret. General Robert C. Oaks	400,000	(6)	*
R. Scott Holbrook	400,000	(6)	*
Andrew K. McCain	7,941,667	(7)	4.30%
Kiki VanDeWeghe	200,000	(8)	*
Ashley N. Devoto	62,500	(9)	*
David A. Bennett	—		—
Bryce Hancock	1,075,000	(10)	*
Directors & Executive Officers as a Group (7 persons)	79,320,123	(11)	42.84%

Notes:

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address of record is c/o CISO Global, Inc., 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251.

(2)	Mr. Jemmett is the managing member of Jemmett Enterprises, LLC and has voting and dispositive power over such shares.

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(3)	Consists of (i) 12,800,000 shares held directly by Mr. Scott; (ii) 5,000,000 shares beneficially held by TVMT LLC; and (iii) 250,000 shares beneficially held by JLS 401k Trust.

(4)	Consists of (i) 66,435,000 shares held by Jemmett Enterprises, LLC, of which Mr. Jemmett is the managing member and has voting and dispositive power over such shares; (ii) 2,000,000 shares held by Xander LLC, of which Mr. Jemmett and his wife are the sole members and have voting and dispositive power over such shares; and (iii) 1,000,000 shares held by Dana Borgman Trust.

(5)	Consists of 783,689 shares issuable upon exercise of options exercisable within 60 days after November 15, 2023.

(6)	Consists of 400,000 shares issuable upon the exercise of options exercisable within 60 days after November 15, 2023.

(7)	Consists of (i) 375,000 shares held indirectly as executor of the Andrew and Lucy McCain Family Trust, for which Mr. McCain has voting and dispositive power; (ii) 3,000,000 shares held by Hensley & Company, for which Mr. McCain has voting and dispositive power; (iii) 400,000 shares issuable upon the exercise of options exercisable within 60 days after November 15, 2023; and (iv) 4,166,667 shares issuable upon the conversion of a note payable held by Hensley & Company.

(8)	Consists of 200,000 shares issuable upon the exercise of options exercisable within 60 days after November 15, 2023.

(9)	Consists of (i) 62,500 shares held directly by Ms. Devoto.

(10)	Consists of 1,075,000 shares issuable upon exercise of options exercisable within 60 days after November 15, 2023.

(11)	Includes 2,405,956 shares issuable upon the exercise of and 4,166,667 shares issuable upon conversion of a note payable.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, during the year ended December 31, 2022, there were no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
●	any promoters and control persons; and
●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Independent Consulting Agreement with Stephen Scott

In August 2020, we entered into an Independent Consulting Agreement with Stephen Scott, a director of our company, with respect to advisory and consulting services relating to our strategic and business development, and sales and marketing. Mr. Scott received a consulting fee of $11,500 per month for such services. During the years ended December 31, 2022 and 2021, we paid consulting fees to Mr. Scott in the amount of $138,000.

Managed Services Agreement with Hensley Beverage Company

In July 2021, we entered into a 1-year Managed Services Agreement with Hensley Beverage Company, an entity affiliated with Mr. McCain, a director of our company, to provide secured managed services. We also may be engaged by Hensley Beverage Company from time to time to provide other related services outside the scope of the Managed Services Agreement. While the agreement provides for a term through December 31, 2021, the agreement will continue until terminated by either party. For the years ended December 31, 2022 and 2021, and, we received $850,445 and $466,597, respectively from Hensley Beverage Company for contracted services and had an outstanding receivable balance of $15,737 and $11,508 as of December 31, 2022 and 2021, respectively.

Convertible Note Payable with Hensley Beverage Company

On March 20, 2023, we entered into a Purchase Agreement (the “Purchase Agreement”) with Hensley & Company dba Hensley Beverage Company (the “Purchaser”), an entity affiliated with Mr. McCain, a director of our company, pursuant to which we issued and sold to the Purchaser a $5,000,000 10 Percent (10%) Unsecured Convertible Note (the “Note”) for gross proceeds of $5,000,000 in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (the “Note Offering”). The Note, together with accrued and unpaid interest thereon, is due on March 20, 2025 (the “Maturity Date”). We may not prepay the Note prior to the Maturity Date without the consent of the Purchaser. The Note will bear interest at a rate of 10% per annum (based on a 360-day year), payable monthly. At any time prior to or on the Maturity Date and subject to certain beneficial ownership limitations, the Purchaser may convert all or any portion of the outstanding principal amount of the Note and all accrued and unpaid interest thereon into shares (the “Conversion Shares”) of our common stock, par value $0.00001 per share, at a conversion price of $1.20 per share (the “Conversion Price”). The Conversion Price is adjustable in the event of any stock split, reverse stock split, recapitalization, reorganization, or similar event. Upon the occurrence of an “Event of Default” (as defined in the Note and including the failure to make required payments when due after specified grace periods, certain breaches of the Purchase Agreement and certain specified insolvency events), the Purchaser would have the right to accelerate payments due under the Note, which from and after such acceleration would bear interest at a default rate of 24% per annum.

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PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our Audit Committee has appointed Semple, Marchal & Cooper, LLP (“SMC”) to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2023 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of SMC will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence and has determined that SMC’s independence is not compromised by providing such services.

Audit Fees and Audit-Related Fees

The aggregate fees billed to our company by SMC for the fiscal years ended December 31, 2022 and 2021 is as follows:

Services	2022	2021
Audit fees (1)	$369,481	$132,098
Audit-related fees (2)	104,663	3,440
Tax fees (3)	50,213	2,690
All other fees	-	102,817
Total fees	$524,357	$241,045

(1)	Audit fees consisted of billing for professional services normally provided in connection with statutory and regulatory filings, including (i) fees associated with the audits of our financial statements for the years ended December 31, 2022 and 2021 and, (ii) fees associated with quarterly reviews for the quarters ended March 31, 2022 and 2021, June 30, 2022 and 2021, and September 30, 2022 and 2021.

(2)	Audit related fees consisted of billings for professional services for reviews of our periodic filings under form 10-K and 10-Q and acquisition audits for the years ended December 31, 2022 and 2021.

(3)	Tax fees consisted primarily of tax related advisory and preparation services.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the authority and responsibilities of our Audit Committee include the pre-approval of all audit and permitted non-audit and tax services that may be provided by our independent auditors or other registered public accounting firms, and the establishment of policies and procedures for the Audit Committee’s pre-approval of permitted services by our independent auditors or other registered public accounting firms on an on-going basis.

For audit services, each year our independent auditor provides our Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by our Audit Committee before the audit commences prior to engagement of an independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of three categories of services to our Audit Committee for approval.

All of the services provided by SMC described above under the caption “Audit-Related Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF SEMPLE, MARCHAL & COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

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PROPOSAL THREE – REVERSE STOCK SPLIT PROPOSAL

Background and Proposed Amendment

Our amended and restated certificate of incorporation, as amended (the “Charter”), currently authorizes us to issue a total of 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, and 50,000,000 shares of preferred stock.

On July 21, 2023, subject to stockholder approval, our Board of Directors approved an amendment to our Charter to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding common stock by a ratio of not less than 1-for-10 and not more than 1-for-50. The exact ratio of the Reverse Stock Split will be set within this range as determined by our Board of Directors in its sole discretion prior to the time of the Reverse Stock Split and will be publicly announced by us prior to the effective time.

The primary goals of the Reverse Stock Split are to increase the per share market price of our common stock to meet the minimum per share bid price requirements for continued listing on Nasdaq and to assist in our capital-raising efforts. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 50 shares of our outstanding common stock would be combined and reclassified into one share of common stock. The actual timing for implementation of the Reverse Stock Split would be determined by our Board of Directors based upon its evaluation as to when such action would be most advantageous to our company and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, our Board of Directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of our company and our stockholders in light of, among other things, our ability to increase the trading price of our common stock without effecting the Reverse Stock Split, the per share price of the common stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the common stock following the Reverse Stock Split. If our Board of Directors determines that it is in the best interests of our company and our stockholders to effect the Reverse Stock Split, it will hold a board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors our Board of Directors will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable. Our Board of Directors has determined that the amendment is advisable and in the best interests of our company and our stockholders and has submitted the amendment for consideration by our stockholders at the Annual Meeting.

Reasons for the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our common stock to continue to meet the minimum per share bid price requirement for continued listing on Nasdaq, which we also believe may assist in our capital-raising efforts by making our common stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

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On March 29, 2023, we received a letter from the listing qualifications staff (the “Staff”) of Nasdaq providing notification that the bid price for our common stock had closed below $1.00 per share for the previous 30 consecutive business days and our common stock no longer met the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2). The letter also indicated that we would be provided with an initial compliance period of 180 calendar days, or until September 25, 2023 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). In order to regain compliance with Nasdaq’s minimum bid price requirement, our common stock was required to maintain a minimum closing bid price of $1.00 for at least 10 consecutive business days during the Compliance Period.

On September 26, 2023, we received notice from Nasdaq indicating that, while we have not regained compliance with Nasdaq Listing Rule 5550(a)(2), the Staff had determined that we are eligible for an additional 180 calendar day period, or until March 25, 2024, to regain compliance. The Staff’s determination was based on (i) our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq, with the exception of the bid price requirement, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during this second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day period the closing bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written confirmation of compliance. If compliance cannot be demonstrated by March 25, 2024, the Staff will provide written notification to us that our common stock will be delisted. At that time, we may appeal the Staff’s determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with Nasdaq Listing Rule 5550(a)(2) or maintain compliance with other Nasdaq continued listing requirements.

We believe that the Reverse Stock Split is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on Nasdaq. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of Nasdaq following the Reverse Stock Split.

We also believe that the Reverse Stock Split and the resulting increase in the per share price of our common stock could encourage increased investor interest in our common stock and promote greater liquidity for our stockholders. A greater price per share of our common stock could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume, and liquidity of our common stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide our Board of Directors flexibility to make our common stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our common stock and may facilitate future sales of our common stock. The Reverse Stock Split could also increase interest in our common stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of our company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board of Directors approved the Reverse Stock Split as being in the best interests of our company.

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Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.

As noted above, the purpose of the Reverse Stock Split is to increase the per share market price of our common stock to meet the minimum stock price standards of Nasdaq and to assist in our capital-raising efforts. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock.

Our Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board of Directors will not have the authority to effect the Reverse Stock Split Charter Amendment to, among other things, facilitate the continued listing of our common stock on Nasdaq by increasing the per share market price of our common stock help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement and to assist in our capital-raising efforts. The inability of our Board of Directors to effect the Reverse Stock Split could expose us to delisting from Nasdaq and could have a negative impact on our capital-raising efforts.

Determination of the Reverse Stock Split Ratio

Our Board of Directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board of Directors will be not less than 1-for-10 and not more than 1-for-50.

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The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our common stock on Nasdaq;
●	the historical trading price and trading volume of our common stock;
●	the trading price and trading volume of our common stock immediately prior to the Reverse Stock Split;
●	the expected stability of the per share price of our common stock following the Reverse Stock Split;
●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;
●	the number of shares of our common stock outstanding;
●	prevailing market conditions;
●	general economic conditions in our industry; and
●	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board of Directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board of Directors chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, our Board of Directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. Our Board of Directors currently intends to effect the Reverse Stock Split. If the trading price of our common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There can also be no assurance that our common stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by our Board of Directors that the Reverse Stock Split is in the best interests of our company and our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board of Directors does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the reverse stock split is approved by our stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Charter Amendment will be abandoned.

The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of our company, nor is it a plan by management to recommend a series of similar actions to our Board of Directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act

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Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares.

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of common stock, including shares held by our company as treasury shares, by a Reverse Stock Split ratio of 1-for-10 to 1-for-50. Accordingly, each of our stockholders will own fewer shares of common stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of common stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.001.

As of the record date, we had 180,176,477 shares of common stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10 or 1-for-50, the number of issued and outstanding shares of common stock after the Reverse Stock Split would be approximately 18,017,648 shares and 3,603,530 shares, respectively.

We are currently authorized to issue a maximum of 300,000,000 shares of our common stock. As of the record date, there were 180,176,477 shares of our common stock issued and outstanding. Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by our Board of Directors. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, our Board of Directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as our Board of Directors deems appropriate. In addition, some of the additional shares underlie stock options and warrants, which could be exercised after the Reverse Stock Split Charter Amendment is effected.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans.

If the Reverse Stock Split is effected, the terms of equity awards granted under the Incentive Plan, including (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the Incentive Plan; (iv) the option price of each outstanding stock option; (v) the amount, if any, paid for forfeited shares in accordance with the terms of the Incentive Plan; and (vi) the number of or exercise price of shares then subject to outstanding stock appreciation rights previously granted and unexercised under the Incentive Plan, will be proportionally adjusted to the end that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; subject to adjustments for any fractional shares as described herein and provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. In addition, the total number of shares of common stock that may be the subject of future grants under the Incentive Plan, as well as any plan limits on the size of such grants (e.g., the Incentive Plan’s limit on the number of stock options or stock appreciation rights that may be granted to our executive officers in any calendar year) will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

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Effects of the Reverse Stock Split on Voting Rights.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding common stock after the Reverse Stock Split.

Effects of the Reverse Stock Split on Regulatory Matters.

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital.

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split.

Treatment of Fractional Shares in the Reverse Stock Split

We do not intend to issue fractional shares in the event that a stockholder owns a number of shares of common stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of common stock will be:

●	rounded up to the nearest whole share of common stock, if such shares of common stock are held directly; or

●	rounded down to the nearest whole share of common stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986 (the “Code”).

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split.

Exchange of Share Certificates

If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split common stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to our stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of common stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split shares of common stock. No certificate(s) representing post-Reverse Stock Split shares of common stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of common stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of common stock for certificate(s) representing post-Reverse Stock Split shares of common stock registered in the same name.

Stockholders who hold uncertificated shares of common stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of common stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of common stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of common stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split common stock after complying with the requirements that we and the Transfer Agent customarily apply in connection with lost, stolen, or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

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Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.00001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. The common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of common stock were, and the post-Reverse Stock Split shares of common stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

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As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	a citizen or resident of the United States;
●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split common stock for post-Reverse Stock Split common stock. The aggregate tax basis of the post-Reverse Stock Split common stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split common stock exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split common stock should include the period during which the stockholder held the pre-Reverse Stock Split common stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of common stock in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-Reverse Stock Split share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Our Board of Directors recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

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PROPOSAL FOUR – ADJOURNMENT PROPOSAL

Our Board of Directors believes that if the number of shares of our common stock outstanding and entitled to vote at the Special Meeting is insufficient to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable our Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the votes cast by holders of the outstanding shares of our common stock present in person or represented by proxy at the Special Meeting will vote against the Reverse Stock Split Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Charter Amendment and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

Our Board of Directors recommends A vote “FOR” the Adjournment Proposal.

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DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal (other than for director nominations) for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders, such proposal must comply with all of the procedural and substantive requirements of SEC Rule 14a-8 under the Exchange Act and must be submitted in writing and received by us at CISO Global, Inc., 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251, Attention: Secretary, not less than 120 calendar days prior to the anniversary of the date of our definitive proxy statement was first released to stockholders in connection with our 2023 Annual Meeting of Stockholders, unless the date of our 2024 Annual Meeting of Stockholders shall have been accelerated or delayed by more than 30 days from December 14, 2024, in which case the deadline for submission of the stockholder proposal is a reasonable time before we begin to print and disseminate our definitive proxy materials. Any proposal and supporting statement submitted by a stockholder pursuant to SEC Rule 14a-8 for inclusion in our proxy statement may not exceed an aggregate of 500 words.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single Information Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of this Information Statement and would like to participate in our householding program, please contact our Corporate Secretary by calling (480) 389-3444, or by mailing a request to Attn: Corporate Secretary, 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of this Information Statement, please contact our Corporate Secretary as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board of Directors may recommend.

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ANNEX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CISO GLOBAL, INC.

CISO Global, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following new paragraph at the end of Article Fourth thereof:

“D. Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation, each [●] ([●]) shares of the Corporation’s common stock, par value $0.00001 per share (“Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will automatically be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter automatically and without the necessity of presenting the same for exchange, subject to the adjustment for fractional shares as described above, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented such certificate shall have been combined, provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-1

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed and acknowledged on this [●] day of [●], 202[●].

CISO GLOBAL, INC.

By:
Name:
Title:

Signature Page to Certificate of Amendment of Amended and Restated Certificate of Incorporation

A-2

CISO GLOBAL, INC.

TO BE HELD DECEMBER 14, 2023

The undersigned stockholder of CISO Global, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby constitutes and appoints David G. Jemmett and Debra L. Smith, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned with all powers that the undersigned would have if personally present, at the 2023 Annual Meeting of Stockholders of the Company, to be held on Thursday, December 14, 2023, at 1:00 p.m., local time, at 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251 and at any adjournment or postponement thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on below.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that come before the meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors; FOR the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2023; FOR the approval of the amendment to our amended and restated certificate of incorporation, as amended, to effect a reverse stock split of the outstanding shares of our common stock, by a ratio of not less than 1-for-10 shares and not more than 1-for-50 shares, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); FOR the approval of an adjournment of the meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”); and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

Your Internet, e-mail, or facsimile vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed, and returned your proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE DIRECTORS; “FOR” THE RATIFICATION OF THE APPOINTMENT OF SEMPLE, MARCHAL & COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023; “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL; AND “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

1.	PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors each of the nominees listed below to serve until our next annual meeting of stockholders and until their successors are elected and qualified.

David G. Jemmett:	☐	FOR	☐	AGAINST	☐	ABSTAIN
Debra L. Smith:	☐	FOR	☐	AGAINST	☐	ABSTAIN
R. Scott Holbrook:	☐	FOR	☐	AGAINST	☐	ABSTAIN
Andrew K. McCain:	☐	FOR	☐	AGAINST	☐	ABSTAIN
Ret. General Robert C. Oaks:	☐	FOR	☐	AGAINST	☐	ABSTAIN
Ernst M. (KiKi) VanDeWeghe, III:	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	PROPOSAL 2: To ratify the appointment of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2023.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	PROPOSAL 3: To approve an amendment to our amended and restated certificate of incorporation, as amended, to effect a reverse stock split of the outstanding shares of our common stock, by a ratio of not less than 1-for-10 shares and not more than 1-for-50 shares, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	PROPOSAL 4: To approve an adjournment of the meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	OTHER BUSINESS: In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted FOR all directors and FOR proposals 2, 3, and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Date:	_________________, 2023
Signature

Title

Signature, if held jointly:

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

VOTING METHODS:

Vote By Internet

Go to www.onlineproxy.com/CISO. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by E-mail – (proxyvote@stctransfer.com)

Mark, sign, and date your proxy card and use any e-mail to transmit this proxy card up until 11:59 p.m. Eastern Time on December 13, 2023.

Vote by Facsimile – ((469) 633-0088)

Mark, sign, and date your proxy card and use any facsimile to transmit this proxy card up until 11:59 p.m. Eastern Time on December 13, 2023.

Vote by Mail

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

Attention Proxy Department

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, TX 75093

Vote In Person

You may attend the meeting and vote in person during the meeting.